                                  EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, 33-55131) and related Prospectus of Sterling Financial Corporation for the registration of 1,327,446 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2003, with respect to the consolidated financial statements of Sterling Financial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Philadelphia Pennsylvania
June 20, 2003